Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Russell Porter, Principal Executive Officer, and I, Michael A. Gerlich, Principal Financial Officer, of Gastar Exploration Inc. (the “Company”), hereby certify that the accompanying Annual Report on Form 10-K for the period ended December 31, 2014 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 12, 2015

/S/ J. RUSSELL PORTER
J. Russell Porter
Principal Executive Officer

/S/ MICHAEL A. GERLICH
Michael A. Gerlich
Principal Financial Officer